UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2022

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 3150
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2022, Whole Earth Brands, Inc. (the “Company”) announced that the board of directors (the “Board”) appointed Mr. Duane Portwood as Chief Financial Officer of the Company, effective immediately.

Mr. Portwood, age 55, previously served as the Chief Financial Officer of Tegra Global, a sports apparel manufacturer, where he oversaw all aspects of accounting and reporting, including internal and external reporting, financial controls, and compliance from July 2021 until December 2021. Prior to Tegra, Mr. Portwood was the Executive Vice President & Chief Financial Officer of Akorn, Inc., a generics pharmaceuticals manufacturer, from 2015 to July 2021. Prior to Akorn, Mr. Portwood was the Vice President & Corporate Controller of Home Depot, Inc. from 2006 to 2015, where he was responsible for all of Home Depot’s accounting and financial reporting functions, as well as its financial operations and internal controls. Mr. Portwood also served in a number of accounting and finance leadership roles of increasing responsibility, including Corporate Controller, with the Wm. Wrigley Jr. Company from 1999 to 2006. Mr. Portwood started his career with PricewaterhouseCoopers LLP, where he held numerous leadership positions in their audit and transaction support practices. Mr. Portwood holds an M.B.A. with Honors from the University of Chicago Booth School of Business and a B.S. in Business Administration from the University of Montana. Mr. Portwood is a Certified Public Accountant (inactive).

Mr. Portwood’s annual compensation will consist of a base salary of $435,000 and he is eligible to participate in the 2023 salary increase cycle subject to his individual performance and business performance. At the end of each calendar year while employed, Mr. Portwood will also be eligible for a discretionary performance bonus with a target level equal to 60% of his base salary beginning with the 2022 bonus year. Mr. Portwood will also receive a signing bonus of $225,000 comprised of $100,000 in cash and $125,000 in restricted stock units (the “RSUs”) that vest one year from the grant date. Additionally, Mr. Portwood will be eligible to participate in the Company’s 2022 long-term incentive plan in which Mr. Portwood’s target award value will be $652,500, comprised of 50% of RSUs and 50% performance stock units vesting over three years, based upon growing the enterprise value of the Company. Mr. Portwood will also be entitled to additional benefits under the Company’s employee benefit plans including, but not limited to, any 401(k) plan, life insurance, disability insurance, and health insurance. The foregoing description of Mr. Portwood’s compensation is qualified in its entirety by his offer letter.

There are no family relationships between Mr. Portwood and any of the Company’s current executive officers or directors. Mr. Portwood is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K.

On January 10, 2022, the Company issued a press release announcing Mr. Portwood as its Chief Financial Officer. The press release is attached hereto as Exhibit 99.1. The information included in the press release in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 10, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Earth Brands, Inc.

Dated: January 10, 2022	By:	/s/ Brian Litman
	Name:	Brian Litman
	Title:	Chief Accounting Officer (Principal Financial and Accounting Officer)